UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 23, 2026

Date of Report (Date of earliest event reported)

CalciMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39538	45-2120079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Coast Boulevard South, Suite 307
La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 952-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CALC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 23, 2026, CalciMedica, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain new and existing institutional and accredited investors named therein (each, an “Investor” and collectively, the “Investors”), for the private placement (the “Private Placement”) of an aggregate of 18,673,429 units (the “Units”), each Unit comprised of (i) (A) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), or (B) one pre-funded warrant to purchase one share of Common Stock (each, a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”), and, in each case, (ii) a right to receive one Series A warrant to purchase one share of Common Stock or a pre-funded warrant to purchase one share of Common Stock (each, a “Series A Warrant” and collectively, the “Series A Warrants”) upon receipt of Stockholder Approval (as defined below), and (iii) a right to receive one Series B warrant to purchase one share of Common Stock or a pre-funded warrant to purchase one share of Common Stock (each, a “Series B Warrant” and collectively, the “Series B Warrants”, and together with the Series A Warrants, the “Warrants”) upon receipt of Stockholder Approval (the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and Warrants, the “Warrant Shares”). “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of The Nasdaq Capital Market from the stockholders of the Company with respect to the issuance of all of the Series A Warrants and Series B Warrants and the Warrant Shares issuable upon the exercise thereof. A Unit comprised of one share of Common Stock, one right to receive a Series A Warrant and one right to receive a Series B Warrant shall have a purchase price of $0.8033 (the “Common Stock Unit Purchase Price”) and a Unit comprised of one Pre-Funded Warrant, one right to receive a Series A Warrant and one right to receive a Series B Warrant shall have a purchase price of $0.8032 (the “Pre-Funded Warrant Unit Purchase Price”, and together with the Common Stock Unit Purchase Price, the “Purchase Prices”). Rachel Leheny, Ph.D., the Company’s Chief Executive Officer, a member of the board of directors of the Company (the “Board”) and a beneficial owner of more than 5% of the Company’s common stock, Eric Roberts, the Company’s Chief Business Officer, a member of the Board and a beneficial owner of more than 5% of the Company’s common stock, Sudarshan Hebbar, M.D., the Company’s Chief Medical Officer, Robert Wilson, a member of the Board, Sanderling Venture Partners VI Co-Investment Fund, L.P., a beneficial owner of more than 5% of the Company’s common stock and an affiliate of Fred Middleton, a member of the Board, Alafi Capital Company, LLC, a beneficial owner of more than 5% of the Company’s common stock, and Bering Partners II, L.P., a beneficial owner of more than 5% of the Company’s common stock, are participating in the Private Placement for an aggregate of 6,908,996 Units. The Purchase Prices for each Unit, as applicable, for any Investor that is an officer, director, employee or consultant of the Company was priced above the Nasdaq Consolidated Closing Bid Price as of June 23, 2026.

The upfront gross proceeds for the Private Placement are expected to be approximately $15.0 million, before deducting placement agent fees and other expenses, and up to approximately an additional $34 million in gross proceeds if the Warrants are fully exercised for cash. The closing of the Private Placement is expected to occur on or about June 25, 2026, subject to the satisfaction of customary closing conditions. The Private Placement is being conducted in accordance with applicable rules of The Nasdaq Stock Market LLC.

Guggenheim Securities, LLC is acting as the sole placement agent for the Private Placement. The Company has agreed to pay the placement agent customary placement fees in its capacity as placement agent for the sale of the Units to the Investors.

The Company expects to use the net proceeds from the Private Placement to fund research and development of its product candidates, working capital and general corporate purposes.

Each Pre-Funded Warrant will have an exercise price of $0.0001 per Pre-Funded Warrant Share, will be immediately exercisable on the date of issuance and will not expire. If a registration statement covering the resale of the Pre-Funded Warrant Shares is not available, the Pre-Funded Warrants may also be exercisable on a net exercise “cashless” basis. The Pre-Funded Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation, not to exceed 19.99%.

The Series A Warrants shall have an exercise price equal to $0.8033 per Warrant Share, will be exercisable immediately upon issuance and will expire on the earlier of (i) 18 months after the closing date of the Private Placement and (ii) 30 days following the Company’s public announcement of the clearance of its Investigational New Drug Application by the U.S. Food and Drug Administration for CM5480 (the “Series A Expiration Date”); provided that if such date occurs prior to the date on which Stockholder Approval is obtained (the “Stockholder Approval Date”), the Series A Expiration Date shall be extended until 30 days following the Stockholder Approval Date. The Series A Warrants will be issued upon receipt of Stockholder Approval. If a registration statement covering the resale of the Warrant Shares is not available, the Series A Warrants may also be exercisable on a net exercise “cashless” basis. The Series A Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation, not to exceed 19.99%. To the extent that exercise of the Series A Warrants will result in a holder thereof beneficially owning shares of Common Stock above such ownership limitations, the holder may exercise its Series A Warrants for pre-funded warrants to purchase shares of Common Stock. Such pre-funded warrants will have terms substantially similar to the Pre-Funded Warrants described above.

The Series B Warrants shall have an exercise price equal to $1.00 per Warrant Share, will be exercisable immediately upon issuance and will expire five years from the closing date of the Private Placement. The Series B Warrants will be issued upon receipt of Stockholder Approval. If a registration statement covering the resale of the Warrant Shares is not available, the Series B Warrants may also be exercisable on a net exercise “cashless” basis. The Series B Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation, not to exceed 19.99%. To the extent that exercise of the Series B Warrants will result in a holder thereof beneficially owning shares of Common Stock above such ownership limitations, the holder may exercise its Series B Warrants for pre-funded warrants to purchase shares of Common Stock. Such pre-funded warrants will have terms substantially similar to the Pre-Funded Warrants described above.

The exercise price and the number of Warrant Shares will be subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

In the event of certain fundamental transactions (as described in the respective warrants), (i) a holder of Pre-Funded Warrants or Series A Warrants will have the right to receive, upon exercise, the same amount and kind of securities, cash or property that such holder would have received had they exercised in full immediately prior to such fundamental transaction, without regard to any limitations on exercise, and (ii) a holder of Series B Warrants will have the right, at its election, to receive a cash payment equal to the Black Scholes value of the remaining unexercised portion of such Series B Warrants in lieu of the foregoing, calculated in accordance with the terms of the Series B Warrants.

Pursuant to the Purchase Agreement, the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within 30 days after the closing of the Private Placement (subject to certain exceptions) for purposes of registering the resale of the shares of Common Stock and the Warrant Shares, to use its reasonable best efforts to have such registration statement declared effective within the time period set forth in the Purchase Agreement, and to keep such registration statement effective until the earliest of (i) the time as all of the shares of Common Stock and Warrant Shares purchased by the Investors pursuant to the terms of the Purchase Agreement have been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by the registration statement, (ii) such time as such shares of Common Stock or Warrant Shares are sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act of 1933, as amended (the “Securities Act”), or otherwise, is removed by the Company, or (iii) such time as the shares of Common Stock and Warrant Shares become eligible for resale by non-affiliates without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

The Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures. Additionally, the Purchase Agreement contains customary indemnification obligations of the Company and the Investors, including for liabilities under the Securities Act, and other obligations of the parties.

The foregoing descriptions of the Purchase Agreement, Pre-Funded Warrant, Series A Warrant and Series B Warrant do not purport to be complete and are qualified in their entirety by reference to the form of Purchase Agreement, form of Pre-Funded Warrant, form of Series A Warrant and form of Series B Warrant, which are filed as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. The Investors provided representations appropriate for a private placement of securities. The securities were offered without any general solicitation by the Company or its representatives. Restrictive legends will be affixed to the securities issued in the Private Placement.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 7.01 Regulation FD Disclosure

On June 24, 2026, the Company issued a press release announcing an update on its interactions with the U.S. Food and Drug Administration (“FDA”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 24, 2026, the Company issued a press release announcing that it has entered into the Purchase Agreement and provided other business updates. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company estimates, based on its current operating plan, that the net proceeds from the Private Placement, together with its current cash and cash equivalents (but excluding any additional proceeds that may be received upon the exercise of Series A Warrants or Series B Warrants), will be sufficient to fund its operations into the second half of 2027.

Included as Exhibit 99.3 to this Form 8-K is a slide presentation titled “Investor Update” dated June 2026, that is incorporated herein by reference. The Company intends to utilize this presentation and its contents in various meetings with securities analysts, investors and others.

The information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibits 99.1, 99.2 and 99.3, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01, including Exhibits 99.1, 99.2, and 99.3, shall not be incorporated by reference into any filing we make with the SEC whether before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events

Company Update

On June 24, 2026, the Company announced that it intends to use the proceeds of the Private Placement to advance a focused pulmonary hypertension (“PH”) strategy built on its CRAC channel inhibition platform. The Company plans to conduct a capital-efficient Phase 1b proof-of-concept study evaluating Auxora™, its intravenous CRAC channel inhibitor, in patients with pulmonary arterial hypertension (“PAH”), with data anticipated mid-2027. This study is intended to generate early human evidence for CRAC channel inhibition in PH and de-risk the development of CM5480, the Company’s proprietary oral CRAC channel inhibitor candidate for chronic treatment, for which Investigational New Drug (“IND”) application clearance is anticipated in mid-2027. Proceeds are also expected to support continued IND-enabling activities for CM5480 and general corporate purposes.

PH includes a diverse group of diseases, but progressive right ventricular dysfunction is a shared consequence and a key determinant of survival across disease groups. Orai1, the pore-forming subunit of the CRAC channel, is upregulated in diseased pulmonary vasculature and cardiac tissue, where persistent CRAC channel signaling has been linked to proliferation, inflammation, vasoconstriction, fibrosis, and remodeling. In preclinical PH models, CM5480 and other CRAC channel inhibitors have been observed to reduce pulmonary vascular resistance, improve cardiac output, reduce right ventricular hypertrophy and fibrosis, and improve left ventricular function. In a rodent pulmonary artery banding model, which isolates cardiac effects from pulmonary vascular effects, CRAC channel inhibition with CM5480 also demonstrated evidence of direct protective activity in the right ventricle.

The planned Auxora Phase 1b study is designed to deliver an early, capital-efficient clinical signal on CRAC channel inhibition in PH. Auxora has been evaluated in more than 350 patients across completed and ongoing clinical trials. Following the Company’s pause of enrollment in the Phase 2 KOURAGE trial of Auxora in acute kidney injury (“AKI”), comprehensive internal and external safety reviews identified no evidence of drug-related toxicity. The Company subsequently submitted a protocol amendment and interim safety data to the FDA, and the agency completed its review without comments or questions, allowing clinical development of Auxora to proceed. The Company believes Auxora’s established safety profile supports its continued development across the PH program and other indications.

FDA Update

On June 24, 2026, the Company announced that the FDA has reviewed a protocol amendment and interim safety data for the Company’s Phase 2 KOURAGE trial in patients with Stage 2 or Stage 3 AKI with associated acute hypoxemic respiratory failure (“AHRF”). Following the applicable review period, the Company has received no comments from the FDA on the submission, meaning that the Company may continue to dose patients with Auxora™ in the study.

As previously disclosed, in January 2026, the Company announced a pause in enrollment for the Phase 2 KOURAGE trial following a recommendation from the trial’s Independent Data Monitoring Committee (the “IDMC”) regarding a safety concern relating to a mortality imbalance that warranted reevaluation of the study design. The IDMC did not identify evidence of drug-related toxicity, and the Company’s comprehensive review, performed in conjunction with external experts, reached the same conclusion while identifying imbalances in patients’ baseline disease severity that necessitated revisions to the protocol design.

In March 2026, the Company submitted an amendment to the KOURAGE trial to address design issues, which included refinements to patient inclusion criteria and changes to stratification methodology. The submission included a comprehensive safety assessment of the 107 patients who were dosed prior to the pause in enrollment, including cause-of-death information for all deaths and an analysis of serious adverse events (“SAEs”). Based on the Company’s review, the observed SAEs were consistent with previous clinical experience with Auxora and did not appear to be drug related. The FDA has confirmed that the Clinical Pharmacology team of the Division of Cardiology and Nephrology has no comments regarding this submission. As the KOURAGE trial was never placed on clinical hold, and the decision to pause enrollment was made solely at the discretion of the Company, the FDA is not obligated to respond to the IND amendment. Following more than 60 days of review, the information contained in the amendment has resulted in no comments or questions from the FDA and no clinical hold communication.

The Company expects feedback from the FDA on the design of a potential pivotal program evaluating Auxora in acute pancreatitis in the third quarter of 2026.

Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains forward-looking statements which include, but are not limited to, the Company’s statements regarding the timing, size, and completion of the proposed Private

Placement; the expected gross proceeds from the Private Placement, including any additional gross proceeds that may be received by the Company upon exercise, if any, of the Warrants that are issuable upon Stockholder Approval; the anticipated use of proceeds and expected cash runway; the Company’s planned and ongoing preclinical and clinical activities and their expected timing, including the planned Auxora Phase 1b study in PAH and the anticipated timing of data therefrom; the planned IND submission for CM5480 and the expected timing for clearance thereof; the potential of CRAC channel inhibition and of the Company’s product candidates to provide therapeutic benefit in PAH, PH, and other diseases; the expectation that the Phase 1b study of Auxora in PAH will be capital efficient and potentially generate early human evidence for CRAC channel inhibition in PH; the belief that CRAC channel inhibition has the potential to be the first therapy to provide direct right ventricular support and anti-remodeling activity; the Company’s expectation to receive feedback from the FDA regarding the design of a potential pivotal program evaluating Auxora in acute pancreatitis in the third quarter of 2026; and the Company’s belief that Auxora’s safety profile supports its continued development across the PH program and other indications. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the Company’s ability to satisfy the closing conditions of the Private Placement; the Company’s ability to obtain Stockholder Approval to issue the Warrants; even if the Warrants are issued the holders may never exercise such Warrants and the Company may not receive any additional proceeds therefrom; the impact of fluctuations in global financial markets on the Company’s business and the actions it may take in response thereto; the Company’s ability to execute its plans and strategies; the ability to obtain and maintain regulatory approval for Auxora and CM5480; results from clinical trials or preclinical studies may not be indicative of results that may be observed in the future; potential safety and other complications from Auxora and CM5480; the scope, progress and expansion of developing and commercializing Auxora and CM5480; the size and growth of the market therefor and the rate and degree of market acceptance thereof; economic, business, competitive, and/or regulatory factors affecting the business of the Company generally; the Company’s ability to protect its intellectual property position; the impact of government laws and regulations; and the Company’s financial position and need for additional capital. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 12, 2026, and elsewhere in the Company’s subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on the Company’s web page at ir.calcimedica.com/financials-filings/sec-filings. The forward-looking statements contained herein are made as of the date hereof, and the Company undertakes no obligation to update them after this date, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Series A Warrant

4.3	Form of Series B Warrant

10.1	Form of Securities Purchase Agreement, dated June 23, 2026, by and between CalciMedica, Inc. and each of the Investors party thereto

99.1	Press Release dated June 24, 2026

99.2	Press Release, dated June 24, 2026

99.3	Investor Update, dated June 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CalciMedica, Inc.

Date: June 24, 2026	By:	/s/ A. Rachel Leheny, Ph.D.
	Name:	A. Rachel Leheny, Ph.D.
	Title:	Chief Executive Officer